Exhibit 99.1

PROMISSORY NOTE

$10,000,000.00	May 4, 2006
Boston, Massachusetts

FOR VALUE RECEIVED, KADANT INC., a Delaware corporation, together with its successors and assigns, the “Borrower”), promises to pay to CITIZENS BANK OF MASSACHUSETTS (together with its successors and assigns, the “Bank”), or order, at the Bank’s principal place of business located at 28 State Street, Boston, Massachusetts 02109, or at such other place as the Bank may designate to the Borrower from time to time, the principal sum of TEN MILLION DOLLARS ($10,000,000.00), together with interest on the unpaid principal balance as set forth below.

1. Payments of Principal and Interest. Payments of principal and interest shall be made in lawful money of the United States as follows:

(a) Interest Provisions. Interest on the outstanding principal amount of the Loan when classified as a: (i) LIBOR Rate Loan shall accrue during each Interest Period at a rate equal to the sum of the LIBOR Lending Rate for such Interest Period plus the Applicable Margin and shall be payable on each Interest Payment Date, (ii) LIBOR–Reference Banks Loan shall accrue during each Interest Period at a rate equal to the sum of the LIBOR-Reference Banks Lending Rate for such Interest Period plus the Applicable Margin and be payable on each Interest Payment Date, and (iii) Prime Rate Loan shall accrue during each Interest Period at a rate equal to the Prime Rate and be payable on each Interest Payment Date.

(b) Principal Repayment. Commencing on the second Interest Payment Date and on each subsequent Interest Payment Date, principal shall be paid in an amount equal to the Principal Repayment Amount.

(c) Upon Maturity. All unpaid principal and accrued interest and any other amounts due hereunder shall be paid in full on the Maturity Date.

2. Definitions.

(a) Applicable Margin. The term “Applicable Margin” means one percent (1.00%) per annum.

(b) Business Day. The term “Business Day” means:

(i)	any day that is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Boston, Massachusetts;

(ii)	when such term is used to describe a day on which a payment or prepayment is to be made in respect of a LIBOR Rate Loan, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a London Banking Day; and

(iii)	when such term is used to describe a day on which an interest rate determination is to be made in respect of a LIBOR Rate Loan, any day which is a London Banking Day.

(c) Funding Date. The term “Funding Date” means May 5, 2006.

(d) Hedging Contracts. The term “Hedging Contracts” means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, or any other agreements or arrangements entered into between the Borrower and the Bank in connection with the Loan and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

(e) Hedging Obligations. The term “Hedging Obligations” means all liabilities of the Borrower to the Bank under any and all Hedging Contracts.

(f) Interest Payment Date. The term “Interest Payment Date” means the last Business Day of each Interest Period.

(g) Interest Period. The term “Interest Period” means:

(1)	initially, the period beginning on (and including) the Funding Date and ending on (but excluding) June 30, 2006 (the “Stub Period”);

(2)	then, each period commencing on (and including) the last day of the next preceding Interest Period and ending on (but excluding) the day that numerically corresponds to the last day of the Stub Period three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month); and

(3)	thereafter, each period commencing on the last day of the next preceding Interest Period and ending three (3) months thereafter;

provided however, that:

(a)	if the Borrower has or may incur Hedging Obligations with the Bank in connection with the Loan, then the Interest Period shall be of the same duration as the relevant period set under the applicable Hedging Contract;

(b)	if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; and

(c)	no Interest Period may end after the Maturity Date.

(h) LIBOR Lending Rate. The term “LIBOR Lending Rate” means, relative to a LIBOR Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

LIBOR Lending Rate	=	LIBOR Rate
(1.00 - LIBOR Reserve Percentage)

(i) LIBOR Rate. The term “LIBOR Rate” means relative to any Interest Period for a LIBOR Rate Loan, the offered rate for deposits of United States Dollars in an amount approximately equal to the amount of the LIBOR Rate Loan for a term coextensive with such Interest Period that the British Bankers’ Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day that is two London Banking Days prior to the beginning of such Interest Period.

(j) LIBOR Rate Loan. The term “LIBOR Rate Loan” means the Loan for period(s) when the rate of interest applicable to the Loan is calculated by reference to the LIBOR Rate.

(k) LIBOR-Reference Banks Lending Rate. The term “LIBOR-Reference Banks Lending Rate” means, relative to a LIBOR-Reference Banks Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

LIBOR-Reference Banks Lending Rate	=	LIBOR–Reference Banks Rate
(1.00 - LIBOR Reserve Percentage)

(l) LIBOR-Reference Banks Loan. The term “LIBOR-Reference Banks Loan” means the Loan for any period(s) when the rate of interest applicable to the Loan is calculated by reference to the LIBOR-Reference Banks Rate.

(m) LIBOR-Reference Banks Rate. The term “LIBOR-Reference Banks Rate” means relative to any Interest Period for LIBOR-Reference Banks Loans, the rate for which deposits in U.S. Dollars are offered by the Reference Banks to prime banks in the London interbank market in an amount approximately equal to the amount of the requested LIBOR-Reference Banks Loan at approximately 11:00 a.m. London time on the day that is two London Banking Days prior to the beginning of such Interest Period. The Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, then the rate for such date will be arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Bank, at approximately 11:00 a.m. New York City time for loans in U.S. Dollars to leading European banks for such Interest Period and in an amount approximately equal to the amount of the requested LIBOR-Reference Banks Loan.

(n) LIBOR Reserve Percentage. The term “LIBOR Reserve Percentage” means, relative to any day of any Interest Period for a LIBOR-Rate Loan, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the “Board”) or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities”, as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

(o) Loan. The term “Loan” means all amounts outstanding under this Note.

(p) London Banking Day. The term “London Banking Day” means a day on which dealings in United States Dollar deposits are transacted in the London interbank market.

(q) Maturity Date. The term “Maturity Date” means the date that is ten (10) years after the Funding Date.

(r) Prime Rate. The term “Prime Rate” means the per annum rate of interest announced by the Bank in Boston, Massachusetts from time to time as its “Prime Rate.” The Borrower acknowledges that the Bank may make loans to its customers above, at or below the Prime Rate. Interest accruing by reference to the Prime Rate shall be calculated on the basis of actual days elapsed and a three hundred sixty (360) day year.

(s) Prime Rate Loan. The term “Prime Rate Loan” means the Loan for period(s) when the rate of interest applicable to the Loan is calculated by reference to the Prime Rate.

(t) Principal Repayment Amount. The term “Principal Repayment Amount” means the amount of One Hundred Twenty-Five Thousand Dollars ($125,000.00).

(u) Reference Banks. The term “Reference Banks” means four major banks in the London interbank market, selected by the Bank.

3. Borrowing Procedures; Repayment.

(a) Funding of the Loan. On the Funding Date and on terms and subject to the conditions of this Note, the Loan shall be made available to the Borrower no later than 11:00 a.m. New York time by a deposit to an account of the Borrower at the Bank (or as otherwise instructed by the Borrower in writing) in the full principal amount of the Loan. Unless otherwise prohibited by this Note, the Loan shall initially be classified as a LIBOR Rate Loan and interest shall accrue by reference to the LIBOR Rate.

(b) Repayment of Loan; Automatic Rollover of LIBOR Rate Loan. During the period(s) when the Loan is classified as a LIBOR Rate Loan, it shall mature and become payable in full on the last day of each Interest Period. Upon such maturity the Loan shall automatically be continued as a LIBOR Rate Loan with an equal Interest Period in an amount equal to the expiring LIBOR Rate Loan less the applicable Principal Payment Amount, provided however, that no portion of the outstanding principal amount of a LIBOR Rate Loan may be continued as a LIBOR Rate Loan when any default or Event of Default hereunder has occurred and is continuing. If any default or Event of Default has occurred and is continuing (if the Bank does not otherwise elect to exercise any right to accelerate the Loan it is granted hereunder), then the maturing LIBOR Rate Loan shall automatically be continued as a Prime Rate Loan. During the period(s) that the Loan is classified as a Prime Rate Loan, the Borrower shall make regular payments of principal in amounts equal to the applicable Principal Repayment Amounts on the last day of each Interest Period. Notwithstanding the foregoing, the Loan shall mature and become payable in full upon the Maturity Date.

4. LIBOR Provisions.

(a) LIBOR Rate Lending Unlawful. If the Bank shall determine (which determination shall, upon notice thereof to the Borrower be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline (whether or not having the force of law), makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to make, continue or maintain the Loan as, or to convert the Loan into, a LIBOR Rate Loan, and if the Loan is then presently a LIBOR Rate Loan, then it shall automatically convert into a LIBOR-Reference Banks Loan at the end of the then current Interest Period or sooner, if required by such law or assertion. For purposes of this Note, in the event of such a conversion, all LIBOR-Reference Banks Loans shall be treated (except as to interest rate) as equivalent to a LIBOR Rate Loan of similar amount and Interest Period. For greater certainty, all provisions of this Note relating to LIBOR Rate Loans shall apply equally to LIBOR-Reference Banks Loans, including, but not limited to the manner in which LIBOR-Reference Banks Loans are requested, continued, converted, the manner in which interest accrues, is payable, principal payments are made, whether voluntary or involuntary, as well as any penalties, increased costs or taxes associated with any of the foregoing.

(b) Substitute Rate. If the Bank shall have determined in its sole but reasonable discretion that:

(i)	United States Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Bank in the London interbank market; or

(ii)	by reason of circumstances affecting the Bank in the London interbank market, adequate means do not exist for ascertaining the LIBOR Rate applicable hereunder to a LIBOR Rate Loan; or

(iii)	the LIBOR Rate no longer adequately reflects the Bank’s cost of funding the Loan;

then, upon notice from the Bank to the Borrower, the LIBOR Rate Loan shall automatically convert to a LIBOR-Reference Banks Loan. During any such period, the Loan shall be classified as a LIBOR-Reference Banks Loan.

(c) Indemnities. In addition to the LIBOR Rate Loan Prepayment Fee (as such term is defined in subparagraph 6(b) below), the Borrower agrees to reimburse the Bank (without duplication) for any increase in the cost to the Bank, or reduction in the amount of any sum receivable by the Bank, in respect, or as a result of:

(i)	any conversion, repayment or prepayment of all or any portion of the principal amount of any LIBOR Rate Loan under this Note on a date other than the scheduled last day of the Interest Period applicable thereto; or

(ii)	any costs associated with marking to market of any Hedging Obligations that (in the reasonable determination of the Bank) are required to be terminated as a result of any conversion, repayment or prepayment of all or any portion of the principal amount of any LIBOR Rate Loan under this Note on a date other than the scheduled last day of the Interest Period applicable thereto.

The Bank shall promptly notify the Borrower in writing of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Bank for such increased cost or reduced amount. Such additional amount shall be payable by the Borrower to the Bank within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower understands, acknowledges and agrees to the following: (i) the Bank does not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on any LIBOR Rate Loan, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) the Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Rate Loan Prepayment Fee and other funding losses, if any, incurred by the Bank. The Borrower further agrees to pay the LIBOR Rate Loan Prepayment Fee and other funding losses, if any, whether or not the Bank elects to purchase, sell and/or match funds.

(d) Increased Costs. If on or after the date hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency:

(i)	shall subject the Bank to any tax, duty or other charge with respect to any LIBOR Rate Loan or its obligation to make a LIBOR Rate Loan, or shall change the basis of taxation of payments to the Bank of the principal of or interest on a LIBOR Rate Loan or any other amounts due under this Note in respect of a LIBOR Rate Loan or its obligation to make a LIBOR Rate Loan (except for the introduction of, or change in the rate of, tax on the overall net income of the Bank or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Bank is organized or in which the Bank’s principal executive office is located); or

(ii)	shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting a LIBOR Rate or its obligation to make a LIBOR Rate Loan;

and the result of any of the foregoing is to increase the cost to the Bank of making, continuing or maintaining the Loan as a LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by the Bank under this Note with respect thereto, by an amount deemed by the Bank to be material, then, within fifteen (15) days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduced amount.

(e) Taxes. All payments by the Borrower of principal of, and interest on, any LIBOR Rate Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Bank’s net income or receipts (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

(i)	pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)	promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and

(iii)	pay to the Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Bank with respect to any payment received by the Bank hereunder, then the Bank may pay such Taxes and the Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had such Taxes not been asserted. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, then the Borrower shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Bank, or any person controlling the Bank, and the Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling person’s capital as a consequence of its commitments or the Loan made by the Bank is reduced to a level below that which the Bank or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Bank to the Borrower, the Borrower shall immediately pay directly to the Bank additional amounts sufficient to compensate the Bank or such controlling person for such reduction in the rate of return. A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

6. Voluntary Prepayment of the LIBOR Rate Loan.

(a) When classified as a LIBOR Rate Loan, the Loan may be prepaid in whole or in part upon the terms and conditions set forth herein. The Borrower acknowledges that additional obligations may be associated with prepayment, in accordance with the terms and conditions of any applicable Hedging Contracts. The Borrower shall give the Bank, no later than 10:00 a.m., New York City time, at least four (4) Business Days notice of any proposed prepayment of a LIBOR Rate Loan, specifying the proposed date of payment and the principal amount to be paid. Each partial prepayment shall be accompanied by all accrued interest on the principal repaid to the date of prepayment. Each partial prepayment of the principal amount of a LIBOR Rate Loan shall be in an integral multiple of $100,000 and be accompanied by the payment of all charges outstanding on such LIBOR Rate Loan and of all accrued interest on the principal repaid to the date of payment. The Borrower acknowledges that prepayment or acceleration of a LIBOR Rate Loan during an Interest Period shall result in the Bank incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of a LIBOR Rate Loan shall be accompanied by, and the Borrower hereby promises to pay, on each date a LIBOR Rate Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all other sums then owing, an amount (the “LIBOR Rate Loan Prepayment Fee”) determined by the Bank pursuant to the following formula:

(i)	the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of the Interest Period during which prepayment is made, subtracted from

(ii)	the LIBOR Lending Rate plus the Applicable Margin then applicable to the LIBOR Rate Loan.

If the result of this calculation is zero or a negative number, then there shall be no LIBOR Rate Loan Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by:

(iii)	the amount of the LIBOR Rate Loan being prepaid.

The resulting amount shall be divided by:

(iv)	360

and multiplied by:

(v)	the number of days remaining in the Interest Period during which the prepayment is being made.

Said amount shall be reduced to present value calculated by using the referenced United States Treasury securities rate and number of days remaining in the Interest Period for the LIBOR Rate Loan.

(b) When classified as a Prime Rate Loan, the Loan may be prepaid in full or in part, without penalty, premium or fee, at any time or times, provided that the Borrower shall give the Bank at least four (4) Business Days notice of any proposed prepayment, specifying the proposed date of payment and the principal amount to be paid.

(c) Any partial prepayment shall first be applied to accrued interest then due and then to the unpaid principal in reverse order of maturity.

7. Financial Reports. The Borrower shall deliver to the Bank:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, on the Electronic Data Gathering, Analysis and Retrieval computer system for the receipt, acceptance, review and dissemination of documents submitted to the Securities and Exchange Commission in electronic format (“EDGAR”) (or upon the request of the Bank, the Borrower shall provide a copy of such statement or report described above to the Bank) the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, on EDGAR (or upon the request of the Bank, the Borrower shall provide a copy of such statement or report described above to the Bank) the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the Borrower’s chief financial officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with generally acceptable accounting principles in the United States as in effect from time to time applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein and subject to the absence of footnotes with respect to quarterly statements) consistently throughout the periods reflected therein and with prior periods.

8. Default Rate. Without intending to limit any of the other rights and remedies of the Bank, any payment of principal hereunder due at the Maturity Date or upon any acceleration of the Maturity Date which is not paid when due shall bear interest at a rate equal to the Prime Rate plus three percent (3%) per annum (the “Default Rate”).

9. Abatement of Interest. If, at any time, the interest due or payable in accordance with any term or provision of this Note shall exceed the amount permitted by law, notwithstanding anything in this Note to the contrary, the interest payable under such term or provision shall be the highest amount permitted by law.

10. Acceleration. At the option of the Bank, all amounts payable under this Note shall become immediately due and payable without any further demand or notice of any kind upon the occurrence of any Event of Default, as defined in the Mortgages (as defined in Section 18 below).

11. Miscellaneous. The Borrower and all indorsers and guarantors hereof hereby waive presentment, demand, notice, protest and, except as specifically set forth herein or in any instrument given as security for this Note, all other forms of demand and notice concerning this Note and consent to each and every extension or postponement of the time of payment or other indulgence with respect to this Note, and to each and every substitution, addition, exchange or release of collateral and to the addition, substitution or release of any person primarily or secondarily liable hereunder. No delay or omission by the Bank or other holder hereof in exercising any right or power hereunder shall operate as a waiver of such right or power, and a waiver on one occasion shall not be construed as a waiver or a bar to the exercise of a right on any other occasion. Any provision of this Note which is prohibited by law shall be ineffective to the extent of such prohibition without invalidating any other provision hereof. The rights and remedies of the Bank as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Borrower and any guarantor hereof, at the sole discretion of the Bank. The Bank’s failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such right or remedy or of the right to exercise any such right or remedy at any later time.

12. Payment of Bank’s Expenses. The Borrower and all indorsers and guarantors of this Note shall pay on demand to the Bank all reasonable costs and expenses of the Bank in connection with protection or enforcement of its rights under this Note, including, without limitation, the Bank’s reasonable attorneys’ fees and expenses incurred by the Bank in protecting or enforcing its rights under this Note, including any proceedings and appeals thereof, and any action to realize upon any judgment against the Borrower or any indorser or guarantor of this Note obtained by the Bank.

13. Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Note shall be given in accordance with the notice provisions of the Mortgages (as defined below).

14. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

15. Waiver of Rights. In any litigation brought in connection with this Note, the Borrower and each endorser and guarantor hereby waive the right to interpose any set-off or counterclaim of any nature or description except for set-offs or counterclaims relating to the loan transaction to which this Note relates.

16. Liability. The liability of the Borrower and all indorsers and guarantors (except to the extent provided or limited by separate written guaranty agreements between the Bank and such guarantors) of this Note are joint and several. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities to the Bank under the Loan Documents of the person from whom contribution is sought have been satisfied in full.

17. Captions. The captions used herein are for convenience of reference only and shall have no force or effect in the interpretation of any provision of this Note.

18. Security. This Note is secured by the following limited guaranties (the “Guaranties”): (i) a certain Limited Guaranty of even date herewith made by Kadant Web Systems Inc. (“KWSI”) to the Bank (together, with all amendments, modifications, replacements, renewals and extensions thereof, the “KWSI Guaranty”), (ii) a certain Limited Guaranty of even date herewith made by Kadant Johnson Inc. (“Johnson”) to the Bank (together, with all amendments, modifications, replacements, renewals and extensions thereof, the “Johnson Guaranty”) and (iii) a certain limited guaranty of even date herewith made by Kadant Black Clawson Inc. (“KBCI”) to the Bank (together, with all amendments, modifications, replacements, renewals and extensions thereof, the “KBCI Guaranty”). This Note is also secured by a certain Mortgage and Security Agreement of even date herewith made by the Borrower in favor of the Bank which covers certain improved real property located at 436 Quaker Road, Queensbury, New York. The Johnson Guaranty is secured by a certain Mortgage and Security Agreement of even date herewith made by Johnson in favor of the Bank which covers certain improved real property located at 805 Wood Street, Three Rivers, Michigan. The KBCI Guaranty is secured by a certain Mortgage and Security Agreement of even date herewith made by KBCI in favor of the Bank which covers certain improved real property located at 5890 I-10 Industrial Parkway, Theodore, Alabama. The KWSI Guaranty is secured by a certain Mortgage and Security Agreement of even date herewith made by KWSI in favor of the Bank which covers certain improved real property located at 35 Sword Street, Auburn, Massachusetts. (The above-referenced mortgages and security agreements, together with all amendments, modifications, replacements, renewals and extensions thereof, are collectively the “Mortgages”.)

19. CONSENT TO JURISDICTION; WAIVERS

THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I)

TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES.

THE BORROWER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 13 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE BORROWER, AND AGAINST ANY PROPERTY OF THE BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

By acceptance of this Note, the Bank waives any and all rights under the laws of any state to trial by jury.

[Remainder Of Page Left Intentionally Blank]

Executed as a sealed instrument as of the date set forth above.

Witness:	KADANT INC.

/s/ Sandra L. Lambert	By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
Executive Vice President
and Chief Financial Officer